EXHIBIT 5

                           DRINKER BIDDLE & REATH LLP
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496

                                December 22 1998



Kulicke and Soffa Industries, Inc.
2101 Blair Mill Road
Willow Grove, PA 19090

Ladies and Gentlemen:

     We have acted as counsel to Kulicke and Soffa Industries, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement") relating to 400,000 Common Shares, no par value, of the Company (the "Shares") issuable upon the exercise of options granted under the Company's 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan").

     In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Articles of Incorporation, its By-laws, resolutions of its Board of Directors and shareholders, the Plan, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the Shares issued by the Company upon the exercise of stock options properly granted under the Plan and payment therefor in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable by the Company.

     The opinions expressed herein are limited to the business corporation law of the Commonwealth of Pennsylvania.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  /s/ DRINKER BIDDLE & REATH LLP




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